Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Peoples Bancorporation, Inc.

             We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by Peoples Bancorporation, Inc. relating to registration of 84,491 shares of common stock reserved for issuance pursuant to the Peoples Bancorporation, Inc. 2007 Non-Employee Directors Stock Option Plan of our Report dated March 28, 2007, which report is included in Peoples Bancorporation, Inc. 's Annual Report on Form 10-K for the year ended December 31, 2006.



                                                      s/Elliott Davis, LLC
                                                      --------------------------
                                                      Elliott Davis, LLC

Columbia, South Carolina
August 13, 2007